Exhibit 99.1

PCSB Financial Corporation Announces Receipt of Regulatory Approval for PCSB Bank’s Conversion to a Commercial Bank

Yorktown Heights, New York (October 30, 2018) - PCSB Financial Corporation (NASDAQ: PCSB) (the “Company”), the parent Company of PCSB Bank (the “Bank”), today announced that the Bank has received the approval of the New York State Department of Financial Services and the Federal Deposit Insurance Corporation for its conversion from a New York-chartered savings bank to a New York-chartered commercial bank. Immediately following the charter conversion, PCSB Commercial Bank, the Bank’s wholly-owned special purpose commercial bank subsidiary, which accepts only local government deposits, will merge with and into the Bank, with the Bank as the surviving institution. The charter conversion and merger transactions are expected to be completed on or about December 31, 2018.

Commenting on the transactions, Joseph D. Roberto, the Bank’s and the Company’s Chairman, President and Chief Executive Officer, said, “As a commercial bank, the Bank will be authorized to directly accept and more profitably manage government deposits, while continuing to offer an expanding array of products and services to our individual and business customers. The charter conversion and merger will eliminate the audit, examination, compliance and reporting requirements and related expenses associated with a two-bank structure. In addition, the Bank’s governance will be streamlined, as duplicative meetings, policies and procedures are eliminated. We appreciate our regulators’ collaborative and proactive handling of these transactions.”

About PCSB Financial Corporation and PCSB Bank

PCSB Financial Corporation is the bank holding company for PCSB Bank. PCSB Bank is a New York-chartered stock savings bank which has served the banking needs of its customers in the Lower Hudson Valley of New York State since 1871. It operates from its executive offices/headquarters and 15 branch offices located in Dutchess, Putnam, Rockland and Westchester Counties in New York.

This News Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements may be identified by use of words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "potential," "predict," "project," "should," "will," "would" and similar terms and phrases, including references to assumptions.

Forward-looking statements are based upon various assumptions and analyses made by the Company in light of management's experience and its perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors (many of which are beyond the Company's control) that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. These factors include, without limitation, the following: the timing and occurrence or non-occurrence of events may be subject to circumstances beyond the Company’s control; there may be increases in competitive pressure among financial institutions or from non-financial institutions; changes in the interest rate environment may reduce interest margins; changes in deposit flows, loan demand or real estate values may adversely affect the Company's business; changes in accounting principles, policies or guidelines may cause the Company’s financial condition to be perceived differently; changes in corporate and/or individual income tax laws may adversely affect the Company's financial condition or results of operations; general economic conditions, either nationally or locally in some or all areas in which the Company conducts business, or conditions in the securities markets or the banking industry may be less favorable than the Company currently anticipates; legislation or regulatory changes may adversely affect the Company’s business; technological changes may be more difficult or expensive than the Company anticipates; success or consummation of new business initiatives may be more difficult or expensive than the Company anticipates; or litigation or other matters before regulatory agencies, whether currently existing or commencing in the future, may delay the occurrence or non-occurrence of events longer than the Company anticipates. The Company assumes no obligation to update any forward-looking statements except as may be required by applicable law or regulation.

Contact: Joseph D. Roberto

Chairman, President and Chief Executive Officer

(914) 248-7272